                                                                    EXHIBIT 10.3

                                  HCC INDUSTRIES INC.
                                1997 STOCK OPTION PLAN

               Effective as of February 14, 1997, the Board of Directors of HCC Industries Inc. (the "Company") adopted the following 1997 Stock Option Plan (the "Plan"). Capitalized terms are defined in Section 20 of the Plan.

               1. PURPOSE. The purpose of the Plan is to provide selected employees and directors with a proprietary interest in the Company through the granting of Non-qualified Stock Options that will:

                      (a)    increase the interest of the selected
                             employees and directors in the Company's welfare;

                      (b)    furnish an incentive to the selected
                             employees and directors to continue their services for the Company; and

                      (c) provide a means through which the Company may attract able persons to either enter its employ or serve as directors.

               2. ADMINISTRATION.  The Plan will be administered by the Board.

               3. PARTICIPANTS. The Board shall, from time to time, select the particular employees or directors of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

               4. WITHHOLDING OF TAXES. Notwithstanding anything to the contrary contained herein, if a participant is entitled to receive shares of Common Stock upon exercise of an option, the Company shall have the right to require such participant, prior to the delivery of such shares and as a condition to such exercise, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. In its discretion (and to the extent not prohibited by any agreements to which the Company is a party), the Board may permit participants to satisfy withholding obligations by delivering previously owned shares.

               5. SHARES SUBJECT TO PLAN. The Board may grant options under the Plan for the purchase in the aggregate of up to 22,887 shares of Common Stock, consisting of:

                      (a) 6,393 shares of Common Stock, which may be granted to the employees of the Company and its Subsidiaries and shall be subject to the vesting requirements set forth in Section 10(a) of this Plan (the "Management Options");

                      (b) 7,103 shares of Common Stock, which may be granted to employees of the Company and shall be subject to the vesting requirements set forth in Section 10(b) of this Plan (the "Management 30% Performance Options");

                      (c) 7,103 shares of Common Stock, which may be granted to employees of the Company and shall be subject to the vesting requirements set forth in Section 10(c) of this Plan (the "Management 40% Performance Options");

                      (d) 710 shares of Common Stock, which may be granted to directors of the Company (other than any Windward/Park Nominee who is an employee of MetLife or any Windward Nominee (as defined in the Stockholders Agreement))and shall be subject to the vesting requirements set forth in Section 10(a) of this Plan (the "Director Options");

                      (e) 789 shares of Common Stock, which may be granted to directors of the Company (other than any Windward/Park Nominee who is an employee of MetLife or any Windward Nominee) and shall be subject to the vesting requirements set forth in Section 10(b) of this Plan (the "Director 30% Performance Options", and, together with the Management 30% Performance Options, the "30% Performance Options");

                      (f) 789 shares of Common Stock, which may be granted to directors of the Company (other than any Windward/Park Nominee who is an employee of MetLife or any Windward Nominee) and shall be subject to the vesting requirements set forth in Section 10(c) of this Plan (the "Director 40% Performance Options" and, together with the Management 40% Performance Options, the "40% Performance Options");

provided that the preceding share amounts may be adjusted to reflect, if deemed
--------
appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company; provided further that, except as otherwise
                                ----------------
specifically provided in any applicable stock option agreement, the number of shares subject to any option shall always be rounded down to the nearest whole number. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan. The Board may, in its sole discretion, allocate any unallocated Director Options, Director 30% Performance Options or Director 40% Options to employees of the Company and its subsidiries.

               6. ALLOTMENT OF SHARES. The Board shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees and directors of the Company and its Subsidiaries. The grant of an option to an employee or director shall be deemed neither to entitle the employee or director to, nor to disqualify the employee or director from, participation in any other grant of options under the Plan. All options under the Plan which are not granted effective as of February 14, 1997 are referred to herein as "Unallocated Options".

               7. GRANT OF OPTIONS. All options under the Plan shall be granted by the Board. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but which are not inconsistent with the Plan; provided that the options granted effective as
                                --------
of February 14, 1997 shall be evidenced by stock option agreements containing substantially the terms and conditions as those set forth on Exhibit A attached hereto (except as otherwise approved by the Board at the time of such grants). The Company shall execute stock option agreements upon instructions from the Board.

               8. OPTION PRICE. The option price for any option under the Plan shall be determined by the Board.

               9. OPTION PERIOD. The Option Period will begin on the date the option is granted, which will be the date the Board authorizes the option unless the Board specifies a later date, and will terminate as provided herein and in the applicable option agreement. No option may remain outstanding longer than 10 years from the date the option is granted. In addition to the vesting requirements of Section 10 hereof, the Board may provide in the applicable option agreement for such other terms, conditions and restrictions with respect to the exercise of options as it may determine. The Board may provide for termination of the option in the case of termination of employment, termination of directorship or any other reason.

               10.    VESTING OF OPTIONS.

                      (a) Vesting Requirements for Management Options and
                          -----------------------------------------------
Director Options. Except as otherwise expressly set forth herein, Management
----------------
Options and Director Options shall vest over five years subject to the performance goals set forth below, with 20% of the shares that are subject to such options vesting for each year in which the Company attains the target level set forth below relating to such year.

                   Management and Director Option Vesting--
                   --------------------------------------
                             Performance Criteria
                             --------------------

Performance                     EBITDA Minimum
Period                          Target Level
-----------                     --------------
1998 fiscal year . . . . . . . . $21,800,000
1999 fiscal year . . . . . . . . $28,500,000
2000 fiscal year . . . . . . . . $32,600,000
2001 fiscal year . . . . . . . . $35,300,000
2002 fiscal year . . . . . . . . $37,600,000


Except as otherwise expressly set forth herein, in the event that the EBITDA Minimum Target Level is not reached in any given fiscal year, the Management Options and Director Options which could have vested in such year under this
Section 10(a) shall not vest (such options shall be referred to as "Non-vested Options").

               In the event that the Company attains the cumulative EBITDA target level set forth below, any Non-vested Options shall immediately vest. Subject to the last paragraph of this sub-paragraph (a), in the event that the Company does not attain any of the cumulative EBITDA target levels set forth below, each of the Non-vested Options shall immediately terminate without any action by the Company.

                   Management and Director Option Vesting--
                   --------------------------------------
                        Cumulative Performance Criteria
                        -------------------------------

                               Cumulative
Performance                    EBITDA Minimum
Period                         Target Level
-----------                    --------------
3/30/97 - f/y/e 1999 . . . . . $ 50,300,000
3/30/97 - f/y/e 2000 . . . . . $ 82,900,000
3/30/97 - f/y/e 2001 . . . . . $118,500,000
3/30/97 - f/y/e 2002 . . . . . $156,100,000

               In the event of a Change of Control (as defined below) prior to such fifth anniversary, 100% of all such outstanding options which have not vested (including both Non-vested Options relating to previous periods and unvested options relating to future periods) will vest if the Windward Group achieves, after giving effect to such Change of Control transaction, a 25% compounded, annual rate of return on its aggregate equity investment in the Company (the "Windward Return"); provided, however, that in the event of a sale
                                 --------
of less than all of the Windward Group's equity investment in the Company which results in the achievement of the Windward Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the Windward Return has been achieved.

                      (b) Vesting Requirements for 30% Performance Options.
                          ------------------------------------------------
Except as otherwise expressly set forth herein, all outstanding 30% Performance Options shall vest in the event of a Change of Control in which the Windward Group achieves, after giving effect to such Change of Control transaction, a 30% compounded, annual rate of return on its aggregate equity investment in the Company (the "30% Windward Return"); provided, however, that in the event of a
                                     --------
sale of less than all of the Windward Group's equity investment in the Company which results in the achievement of the Windward 30% Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the 30% Windward Return has been achieved.

                      (c) Vesting Requirements for 40% Performance Options.
                          ------------------------------------------------
Except as otherwise expressly set forth herein, all outstanding 40% Performance Options shall vest in the event of a Change of Control in which the Windward Group achieves, after giving effect to such Change of Control transaction, a 40% compounded, annual rate of return on its aggregate equity investment in the Company (the "40% Windward Return"); provided, however, that in the event of a
                                     --------
sale of less than all of the Windward Group's equity invest-ment in the Company which results in the achievement of the 40% Windward Return regardless of any return which could be achieved (and assuming for such purposes that the remainder of Windward's equity investment is sold for zero), then such sale shall be deemed a "Change of Control" in which the 40% Windward Return has been achieved.

                      (d)  Change of Control; Winward Rate of Return.
                           -----------------------------------------

                             (i)  Changes of Control.  Subject to the
                                  ------------------
provisos contained in the last paragraph of Section 10(a) and in Section
10(b) and Section 10(c) hereof, a "Change of Control," is defined as any transaction or series of related transactions in which all of the Company is sold to a third party unaffiliated with the Company, the Windward Group or any of their Affiliates (whether by merger, consolidation, sale of securities, sale of all or substantially all of the assets or any similar business combination) or in which the Windward Group and its Affiliates and their Permitted Transferees (as defined in the Stockholders Agreement) sell or otherwise dispose of all of the Common Stock held by such entities and persons (including, without limitation, pursuant to a public offering). Notwithstanding the foregoing (including the provisos contained in the last paragraph of Section 10(a) and in Section 10(b) and Section 10(c) hereof), the term "Change of Control" shall not include any sale or deemed sale or disposition of the Company to (A) any Affiliate of the Windward Group, (B) any entity or successor entity in which the Windward Group holds at least a majority of the total voting power of such entity or successor entity (or retains the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the Board of Directors or other governing body of such entity or successor entity), (C) any entity in which the Company, directly or indirectly, owns a majority of the equity and voting interest (including a wholly owned subsidiary of the Company), or (D) any entity formed at the direction of the Company in connection with obtaining financing for the Company under an arrangement which provides the Company with an option to reacquire its assets or other properties or other similar financing arrangement.

                             (ii) Calculating Windward Rate of Return. In
                                  -----------------------------------
calculating the compounded, annual rate of return on the Windward Group's aggregate equity investment in the Company (or any portion thereof) for purposes of Sections 10(a), 10(b) or 10(c), such amount shall be calculated based on the gross proceeds received by the Windward

Group relating to the relevant transaction(s) after any payment of, or reasonable provision for, any costs or liabilities relating to such transaction(s), including, without limitation, (A) any transaction costs, including, without limitation, any legal, investment banking, brokerage, accounting, consulting and other similar fees and expenses, reasonably incurred by the Windward Group and its Affiliates in connection with such transaction(s),
(B) any liabilities or other amounts reasonably expected to arise (as determined prior to any such transaction by the Board in good faith) pursuant to any purchase price adjustments or indemnifica-tion obligations associated with such transaction(s) or pursuant to any pension or other post-employment benefit obligations of the Company and its Subsidiaries, any environmental matters relating to the Company and its Subsidiaries and any other similar liabilities for which the Windward Group and its Affiliates remain contingently liable (C) any indebtedness incurred by the Windward Group in connection with its acquisition of any part of its equity investment or required to be paid by the Windward Group by reason of any such sale or disposition, and (D) the dilutive effect of all options, warrants and similar securities, including, without limitation, Non-Vested Options, which vest as a result of the Change of Control. To the extent the proceeds of any transaction(s) include any securities or other property other than cash, the Board shall determine in good faith the fair market value of such securities or property.

               (e) Automatic Vesting. Unless otherwise provided in a stock
                   -----------------
option agreement and notwithstanding any other provision contained in the Plan to the contrary (including the failure to attain any applicable performance goal relating to the vesting of any option granted hereunder), each option granted hereunder shall automatically vest and become fully exercisable on the seventh anniversary of the date of grant, so long as the optionee remains continually employed by the Company from the date of grant through such seventh anniversary.

               11. RIGHTS IN THE EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) while in the employ of the Company or while serving as a director of the Company but prior to termination of his right to exercise an outstanding option in accordance with the provisions of his or her stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death or disability, by (i) the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant in the event of the participant's death, or (ii) the participant or his or her personal representative in the event of the participant's disability, provided the option is exercised prior to the date of its expiration or not more than 180 days from the date of the participant's death or disability whichever first occurs. After the expiration of such 180 day period, each such option shall immediately terminate without any action on the part of the Company.

               12. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check or by tendering previously owned shares of Common Stock at the Fair Market Value per share at the time of exercise, or through such other cashless or other exercise procedure approved by the Company. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him or her.

               13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event may an option be exercised by, or may shares be issued to, a participant or Qualifying Family Member pursuant to an option (x) if any necessary listing of the shares on a stock exchange has not been accomplished or (y) unless and until such participant enters into an agreement with the Company pursuant to which such participant agrees, in accordance with the provisions of the Stockholders Agreement, to be bound by the terms and conditions of the Stockholders Agreement, including any requirements for shares issued upon exercise of options to carry a restrictive legend. The Board may offer a participant, upon such conditions and restrictions set forth on a schedule attached to his or her Option Agreement and in lieu of receipt from him or her of the exercise price and issuance of certificates for the shares of stock exercised, the right to elect payment in cash, Common Stock, or a combination of cash and Common Stock as the Board shall determine in an amount equal to the excess of the Fair Market Value per share on the date of exercise or other prescribed date over the per share exercise price under the option, multiplied by the number of shares covered by the option or portion thereof being exercised.

               14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price shall be adjusted to reflect any stock dividend, stock split, share combination, and, as deemed appropriate by the Board, any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

               15. NON-ASSIGNABILITY. Options may not be transferred other than to a Qualifying Family Member or by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant or by a Qualifying Family Member.

               16. INTERPRETATION. The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations at any time.

               17. AMENDMENT OR DISCONTINUANCE. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided that no
                                                               --------
suspension, termination, modification or amendment of the Plan may adversely affect in any material respect (i) any option previously granted, unless the written consent of the participant to whom the option has been granted has been obtained, or (ii) any Unallocated Option, unless the written consent of Andrew Goldfarb or the holder of such option has been obtained.

               18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director, officer or employee any right to be granted an option to purchase Common Stock or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

               19. TERM. Unless sooner terminated by action of the Board, this Plan shall terminate on February 14, 2007. The Board may not grant options under the Plan after that date, but options granted before or as of that date will continue to be effective in accordance with their terms.

               20. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                      (a) "Affiliate" shall have the same meaning as set forth in the Stockholders Agreement.

                      (b) "Board" means the board of directors of the Company or a committee appointed by the board of directors to administer the Plan or any portion of the Plan.

                      (c) "Cause" shall (a) with respect to the termination of employment of any employee of the Company or any of its Subsidiaries, have the same meaning as set forth in Section 1.1(f) of the Stockholders Agreement, and
(b) with respect to the circumstances surrounding the removal of any director of the Company, have the same meaning as set forth in Section 2.6 of the Stockholders Agreement.

                      (d) "Common Stock" means the Common Stock, par value $.10 per share, of the Company, and any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for such shares of Common Stock.

                      (e) "Company" means HCC Industries Inc., a Delaware corporation, and the successors and assigns thereof.

                      (f) "Contingent Bonuses Expenses" means all payments made pursuant to the Contingent Bonus Plan of the Company.

                      (g) "EBITDA" means the combined earnings before interest, federal and state income taxes, and depreciation and amortization of the Company and its subsidiaries determined in good faith by the Company in accordance with generally accepted accounting standards, increased in the amount and to the extent any of the following expense categories: Recapitalization Expenses, Management Agreement Expenses, compensation expenses related to directors' fees, and Contingent Bonuses Expenses had served to reduce reported EBITDA in the relevant reporting period.

                      (h) "Fair Market Value" shall have the meaning ascribed to it in the Stockholders Agreement.

                      (i) "Good Reason" shall have the meaning ascribed to it in the Stockholders Agreement.

                      (j) "Incentive Stock Option" means an option within the meaning of section 422 of the Internal Revenue Code.

                      (k) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                      (l) "Management Agreement Expenses" means expenses paid by the Company pursuant to the Financial Advisory Services Agreement, dated as of February 14, 1997 between Windward Capital Partners, L.P., a Delaware limited partnership, and the Company.

                      (m) "Non-qualified Stock Option" means an option that is not an Incentive Stock Option.

                      (n) "Option Period" means the period during which an option may be exercised pursuant to the terms of this Plan and the applicable option agreement.

                      (o) "Plan" means this 1997 Stock Option Plan as amended from time to time.

                      (p) "Qualifying Family Member" shall mean (i) the participant's spouse or children (including adopted children and step children) or (ii) a trust established for the exclusive benefit of such spouse and/or children who has been transferred options under the Plan pursuant to Section 15 hereof.

                      (q) "Recapitalization Expenses" means all expenses of the Company (or paid by the Company) related to the transactions contemplated by the Stock Purchase Agreement, including, but not limited to, legal, accounting, investment banking, filing and financing fees.

                      (r) "Stock Purchase Agreement" means the First Amendment and Restatement of the Stock Purchase and Sale Agreement, dated as of December 23, 1996, by and among the Company, HCC Windward L.L.C., a Delaware limited liability company, Windward Capital Associates, L.P., a Delaware limited partnership ("Windward"), Windward/Park HCC, L.L.C., a Delaware limited liability company ("Windward/Park"), Windward/Merban, L.P., a Delaware limited partnership ("Windward/Merban"), Windward/Merchant, L.P., a Delaware limited partnership ("Windward/Merchant"), Metropolitan Life

Insurance Company, a New York corporation, and each of the stockholders of the Company set forth on the signature pages thereto.

                      (s) "Stockholders Agreement" means the Stockholders Agreement dated as of February 14, 1997, by and among the Company, the members of the Windward Group and the members of the Company's management listed in the Schedule of Management Stockholders attached thereto, and such other persons or entities who or which become parties to the Stockholders Agreement pursuant to the terms and conditions of the Stockholders Agreement.

                      (t) "Subsidiary" shall have the same meaning as set forth in the Stock Purchase Agreement.

                      (u) "Voluntary Termination" shall have the meaning ascribed to it in the Stockholders Agreement.

                      (v) "Windward Group" means Windward, Windward/Park, Windward/Merban and Windward/Merchant, together with their Permitted Transferees (as defined in the Stockholders Agreement).

                                                                       Exhibit A
                                                                       ---------


                                  HCC INDUSTRIES INC.
                                STOCK OPTION AGREEMENT

               1. Grant of Option. (a) This stock option is being granted
                  ---------------
pursuant to, and subject to the terms and conditions of, the HCC Industries Inc. 1997 Stock Option Plan (the "Plan") for employees and directors of HCC Industries Inc. (the "Company") and its Subsidiaries. Terms that are not defined in this Agreement will have the meanings set forth in the Plan.

                      (b) The Company hereby grants to [insert name] (the "Option Holder"), the following options covering an aggregate of _____ shares of Common Stock:

                             [a Management Option which shall entitle the holder
to purchase from the Company a total of _____ shares of Common Stock at a cash amount per share equal to [$ ], upon the terms and conditions set forth in both the Plan and this Agreement.]

                             [a Management [30%/40%] Performance Option which
shall entitle the holder to purchase from the Company a total of _____ shares of
Common Stock at a cash amount per share equal to [$   ], upon the terms and
conditions set forth in both the Plan and this Agreement.]

                             [a Director Option which shall entitle the holder
to purchase from the Company a total of ________ shares of Common Stock at a
cash amount per share equal to [$   ], upon the terms and conditions set
forth in both the Plan and this Agreement.]

                             [a Director [30%/40%] Performance Option which
shall entitle the holder to purchase from the Company a total of _____ shares of
Common Stock at a cash amount per share equal to [$   ], upon the terms and
conditions set forth in both the Plan and this Agreement.]

                      (c) If a particular installment covers a fractional share, such installment will be rounded down to the nearest whole share. In the event of the Option Holder's termination of employment or termination from service as a director for whatever cause, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his or her termination of employment or termination of service as a director. Notwithstanding the foregoing, the Board may accelerate the exercisability of any option or portion thereof at any time.

               2. Exercise of Option. The exercise of this option in accordance
                  ------------------
with Section 12 of the Plan will entitle the Option Holder to purchase shares of Common Stock.

               3. Subject to Plan. This option and the grant and exercise
                  ---------------
thereof are subject to the terms and conditions of the Plan, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

               4. Term. This option will automatically terminate at the first
                  ----
of the following:

               (a) 5 p.m. on [insert date 10 years from date of grant].

               (b) 5 p.m. on the date 180 days following the date the Option Holder's employment with the Company and its Subsidiaries, or service as a director of the Company, terminates by reason of the Option Holder's death or disability.

               (c) immediately if the Option Holder's (i) employment with the Company and its Subsidiaries is terminated for Cause or terminates by reason of Voluntary Termination without Good Reason or (ii) service as a director of the Company is terminated for Cause, as the case may be.

               (d) 5 p.m. on the date 30 days following the date the Option Holder's employment with the Company and its Subsidiaries, or service as a director of the Company, terminates for a reason other than under Section 4(b) or (c) hereof.

               Notwithstanding any other provision contained herein or in the Plan, this option, to the extent not then vested, shall immediately and automatically terminate upon the termination of the Option Holder's employment with the

Company or its Subsidiaries or service as a director of the Company, as the case may be, for any reason whatsoever.

               5. Automatic Vesting. Notwithstanding any other provision
                  -----------------
contained in the Plan or this Agreement to the contrary (including the failure to attain any applicable performance goal relating to the vesting of this option), this option shall automatically vest and become fully exercisable on [February 14, 2004], so long as the Option Holder remains continually employed by the Company from the date of this Agreement through such vesting date.

               6. Who May Exercise. Except as provided below, this option may be
                  ----------------
exercised only by the Option Holder or a Qualifying Family Member. If the Option Holder dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) prior to the termination date specified in Section 4 hereof without having exercised the option as to all of the shares covered hereby, the option may be exercised, to the extent vested, at any time prior to the earlier of the dates specified in Sections 4(a) and (b) hereof by (i) a Qualifying Family Member or the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his or her personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement, the Plan and applicable laws, rules and regulations.

               7.     Restrictions on Exercise.  This option:
                      ------------------------
               (a) may be exercised only with respect to full shares and no fractional share of stock shall be issued (it being understood that any such fractional shares will be rounded down to the nearest whole share);

               (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to such option shall be delivered, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options will not have been secured;

               (c) may be exercised, to the extent vested, only if at all times during the period beginning with the date of the granting of the option and ending on the date 30 days prior to the date of exercise the Option Holder was an employee of either the Company or a Subsid-iary of the Company or was a director of the Company; provided, if the Option Holder's continuous employment or service as a director is (i) terminated by death or disability, the option may be exercised in accordance with Section 5 or (ii) terminated for Cause or terminates by reason of Voluntary Termi-nation without Good Reason, the option will terminate as provided in Section 4(c); and

               (d) any shares issued (or issuable) upon the exercise thereof shall be subject to the "call" provisions of Article VII of the Stockholders Agreement.

               8. Manner of Exercise. Subject to such adminis-trative
                  ------------------
regulations as the Board may from time to time adopt, the Option Holder or beneficiary must, in order to exercise this option:

               (a) give written notice to the Company of the exercise price and the number of shares that he or she will purchase and furnish an undertaking to make payment of such exercise price in United States dollars before issuance of such shares; or

               (b) give written notice to the Company of the exercise price and the number of shares for which he or she is requesting approval from the Company to tender other shares of Common Stock in exchange for option shares.

               Any such notice shall include an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933 or any other law, as then in effect, (iii) to comply with or satisfy the requirements of the Securities Act of 1933 or any other law, as then in effect and (iv) to confirm and agree that the Common Stock issuable upon exercise of this option is subject to the terms and provisions of the Stockholders Agreement.

               In addition, if an exercise under paragraph (b) above is requested, the notice shall include an undertaking to tender to the Company promptly after receipt of approval by the Company of exercise of this option or portion thereof by payment of Common Stock, full payment in Common Stock in exchange for the shares being purchased hereunder. If the Company denies the request made pursuant to paragraph (b) above, the exercise shall be rescinded.

               The Company shall advise the Option Holder or beneficiary in writing, within ten business days after the first Board of Directors meeting following the date of exercise, whether the Company approves the exchange of Common Stock for option stock being purchased. The Company must receive full payment in United States dollars or the appropriate number of shares of Common Stock, whichever applies, of the option exercise price within five business days after the date of the Company's notice, unless the Company denies the request set forth in paragraph (b) above or extends the time of payment.

               9. Non-Assignability. This option is not assignable or
                  -----------------
transferable by the Option Holder except to Qualifying Family Members or by will or by the laws of descent and distribution.

               10. Rights of Stockholder. The Option Holder will have no rights
                   ---------------------
as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment will be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

               11. Capital Adjustments. The number of shares of Common Stock
                   -------------------
covered by this option and the option price thereof will be subject to such adjustment as the Board deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

               12. Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND
                   -------------
INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

               13. Date of Grant. The effective date of the grant of this option is as of [February 14, 1997].

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Option Holder, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, effective as of the date specified in Section 12 hereof.



                                          HCC INDUSTRIES INC.


                                          By:__________________________
                                             Name:
                                             Title:


                                             --------------------------
                                                   Option Holder

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